SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                     Date of Report
                     (Date of earliest
                     event reported):     October 30, 2000


                           SCHULTZ SAV-O STORES, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                     0-549                           39-0600405
---------------          ----------------------                  ----------
(State or other             (Commission File                   (IRS Employer
jurisdiction of                  Number)                    Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
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          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                      ------------------------------------
                         (Registrant's telephone number)

Item 9.           Regulation FD Disclosure.
------            ------------------------

                  On October 30, 2000, the Registrant issued the following press release, which it is hereby furnishing in this Form 8-K.


   CONTACTS:     Elwood F. Winn                    Armand C. Go
                 Executive Vice President          Vice President, Treasurer &
                 Chief Financial Officer           Chief Accounting Officer
                 920-208-4109                      920-208-4200

FOR IMMEDIATE RELEASE:

SCHULTZ SAV-O STORES REPORTS THIRD QUARTER 2000 RESULTS OF OPERATIONS; DECLARES FOURTH QUARTER DIVIDEND

SHEBOYGAN, WI, OCTOBER 30, 2000: Schultz Sav-O Stores, Inc. (Nasdaq: SAVO) today reported net earnings for its twelve-week third quarter ended October 7, 2000 of $1,555,000, a decrease of 7.1%, compared to $1,673,000 for the same period in 1999. Diluted earnings per share for both 2000 and 1999 third quarters were $0.26. Net sales for the third quarter of 2000 increased 2.6% to $116,341,000, compared to $113,406,000 for the same period last year. As a result of significant Company stock repurchases in 1999, the weighted average common shares and equivalents for the third quarter of 2000 was 5,998,000, compared to 6,421,000 for the same quarter in 1999.

For the forty-week period ended October 7, 2000, representing the first three quarters of the Company's fiscal year, net earnings decreased 3.9% to $5,326,000, compared to $5,542,000 in 1999. Diluted earnings per share increased 6.0% to $0.89 in 2000 from $0.84 in 1999. Net sales for the first three quarters of 2000 increased 1.3% to $380,488,000, compared to $375,481,000 in 1999.

The Company's operational results during the third quarter were consistent with trends that started in early 2000. The Company's gross margin for the third quarter of 2000 and 1999 was constant at 16.2%. However, for the three quarters ended October 7, 2000, the Company's gross margin has improved to 16.5%, compared to 16.2% for the same period last year. This improvement, primarily due to retail operations, continued to be attributable to merchandising and product promotional mix changes that were initiated at the beginning of 2000. This gross margin improvement was, however, offset by increased operating and administrative expenses. For the first three quarters of 2000, the Company has incurred additional retail health and accident insurance expenses aggregating $910,000, incremental distribution payroll and fuel costs totaling $490,000 and one-time professional fees approximating $380,000.

Retail sales for the third quarter of 2000 increased 1.8% to $47,689,000, compared to $46,833,000 for the same quarter last year. Total retail sales volume was positively impacted by sales generated from one corporate store that was converted from a franchise unit in November 1999 and the increased volume resulting from the replacement of one corporate store in Racine, Wisconsin in May 2000. However, several of the Company's retail stores continue to experience intense competitive activities.

Net wholesale sales for the third quarter of 2000 increased 3.1% to $68,652,000, compared to the same period last year. The net wholesale sales improvement was attributable to: (1) the successful conversion to the Piggly Wiggly program of two new market Wisconsin franchise stores from other wholesalers during the third quarter of 1999; (2) the successful conversion to the Piggly Wiggly program of one new market Wisconsin franchise unit from another wholesaler in January 2000; and (3) the opening of one new market franchise supermarket in Kewaskum, Wisconsin in June 2000. The conversion of one franchise supermarket into a corporate store in November 1999 and additional competitive activities in certain franchise market areas offset some of the net wholesale sales volume increase.


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

James H. Dickelman, Chairman, President and CEO stated that "Although sales increased nominally, our operational results during the third quarter were disappointing. During the quarter and throughout 2000, we continued to experience intense competitive activity in several market areas. Furthermore, operating expenses increased principally due to health and accident insurance expenses, distribution payroll and fuel costs and certain professional fees that negatively impacted our operating results. Despite a projected sales volume increase from the opening in May 2000 of a replacement store in Racine, Wisconsin, for the remainder of the year, we anticipate corporate retail sales to be flat or to decrease relative to last year's same quarter due to the successful 50th anniversary of Piggly Wiggly in Wisconsin held during the fourth quarter of 1999. However, we expect the anticipated fourth quarter sales decrease to be mitigated, in part, by projected higher gross margin. Additionally, we project fourth quarter wholesale sales volume increases resulting from the June 2000 opening of one new market franchise store in Kewaskum, Wisconsin and the September 2000 opening of a replacement franchise store in New Holstein, Wisconsin."

Separately, the Company announced that its Board of Directors declared its fourth quarter cash dividend on its common stock of $0.09 per share. The quarterly cash dividend will be payable on November 24, 2000 to shareholders of record on November 10, 2000.

As a follow-up to this press release, the Company is setting up a conference call scheduled for Tuesday, October 31st, at 9:00 a.m. CST. Any interested parties are invited to call 1-888-391-6746 (press 7286 as passcode) at such time. The Company will be happy to field questions during this scheduled conference call.

Schultz Sav-O Stores, Inc. is engaged in the food distribution business through franchised and corporate-owned retail supermarkets and as a wholesaler to independent food stores. The Company's franchised and corporate-owned corporate retail supermarkets operate under the name of Piggly Wiggly(R).


ATTACHMENT

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                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties including, but not limited, to the following: (1) presence of intense competitive market activity in the Company's market areas; (2) ability to identify and develop new market locations and opportunities for expansion purposes; (3) continuing ability to obtain reasonable vendor marketing funds for promotional purposes; (4) ongoing advancing information technology requirements;
(5) the Company's ability to continue to recruit, train and retain quality franchise and corporate retail store operators; and (6) the potential recognition of repositioning charges resulting from potential closures, conversions and consolidations of retail stores due principally to the competitive nature of the industry and to the quality of the Company's retail store operators. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this report and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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                                      -3-

                           SCHULTZ SAV-O STORES, INC.

                       CONSOLIDATED STATEMENTS OF EARNINGS
------------------------------------ -------------------------------------- ---------------------------------------
                                            For the 12-weeks ended                  For the 40-weeks ended
                                      October 7, 2000     October 9, 1999    October 7, 2000     October 9, 1999
------------------------------------ ------------------- ------------------ ------------------- -------------------

Net sales                              $   116,341,000     $  113,406,000     $   380,488,000     $   375,481,000
Costs and expenses:
     Cost of products sold                  97,498,000         95,053,000         317,716,000         314,584,000
     Operating and
      administrative expenses               16,510,000         15,774,000          54,476,000          52,225,000

Operating income                             2,333,000          2,579,000           8,296,000           8,672,000

Interest income                                372,000            331,000             950,000             973,000
Interest expense                              (197,000)          (177,000)           (656,000)           (590,000)

Earnings before income taxes                 2,508,000          2,733,000           8,590,000           9,055,000

Provision for income taxes                     953,000          1,060,000           3,264,000           3,513,000
------------------------------------ ------------------- ------------------ ------------------- -------------------

Net earnings                           $     1,555,000     $    1,673,000     $     5,326,000     $     5,542,000
==================================== =================== ================== =================== ===================

Earnings per share - diluted           $          0.26     $         0.26     $          0.89     $          0.84

Cash dividends paid per share
     of common stock                   $          0.09     $         0.09     $          0.27     $          0.25

Weighted average common shares and
     equivalents                             5,998,000          6,421,000           5,994,000           6,607,000


                                      # # #

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SCHULTZ SAV-O STORES, INC.



Date:  October 30, 2000                      By:  /s/ Armand C. Go
                                                  -----------------------------
                                                  Armand C. Go
                                                  Vice President, Treasurer
                                                  and Chief Accounting Officer



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